Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

William S. Ortwein	Direct Dial: 404-881-7936	Email: scott.ortwein@alston.com

September 9, 2019

GMS Inc.

100 Crescent Center Parkway, Suite 800

Tucker, Georgia 30084

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GMS Inc., a Delaware corporation (the “Company”), in connection with the offering of 6,825,058 shares of Common Stock (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233622) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated September 4, 2019 (the “Base Prospectus”) and a prospectus supplement dated September 4, 2019 (together with the Base Prospectus, the “Prospectus”). The Shares will be sold by AEA GMS Holdings LP (the “Selling Stockholder”) pursuant to that certain underwriting agreement, dated as of September 4, 2019 by and among the Company, the Selling Stockholder and Goldman Sachs & Co. LLC (the “Underwriting Agreement”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

We have examined the Second Amended and Restated Certificate of Incorporation of the Company; the Second Amended and Restated Bylaws of the Company; records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter; and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

GMS Inc.

September 9, 2019

As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, the Selling Stockholder and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and applicable provisions of the Constitution of the State of Delaware. We do not express any opinion herein concerning any other laws.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K filed by the Company with the Commission on September 9, 2019, which will be incorporated by reference in the Registration Statement, and to the use of our name under the heading “Legal Matters” in the Registration Statement and Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/William S. Ortwein
William S. Ortwein
A Partner